UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2018 (May 1, 2018)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(Address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                     Submission of Matters to a Vote of Security Holders

(a) The annual meeting of shareholders of Enterprise Bancorp, Inc. (the "Company") was held on May 1, 2018.

(b) At the Company's annual meeting of shareholders, holders of the Company’s common stock voted to (i) elect all of the individuals nominated by the Company's Board of Directors to serve as directors of the Company for a three-year term, and (ii) ratify the Audit Committee's appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Votes were cast as follows:

1.               To elect the individuals nominated by the Company's Board of Directors to serve as directors of the Company for a three-year term:

Nominee	For	Withheld	Broker Non-votes
Gino J. Baroni	8,235,214	656,902	1,256,823
John P. Clancy Jr.	8,236,697	655,419	1,256,823
James F. Conway III	7,673,038	1,219,078	1,256,823
John T. Grady Jr.	8,236,197	655,919	1,256,823
Mary Jane King	8,220,018	672,098	1,256,823
Shelagh E. Mahoney	8,236,307	655,809	1,256,823

2. To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-votes
10,105,474	5,587	37,878	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: May 4, 2018	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer